Exhibit 24.2

                 CONSENT OF INDEPENDENT REAL ESTATE APPRAISERS
                 _____________________________________________

      We hereby consent to the incorporation by reference in the Catellus Development Corporation Amended and Restated Executive Stock Option Plan and the Stock Option Agreement (Joseph R. Seiger) to be filed with the Securities Exchange Commission on Form S-8 of our report, dated February 17, 1994, which report is included in the Annual Report on Form 10-K of Catellus Development Corporation.



LANDAUER ASSOCIATES, INC.
Real Estate Counselors




James C. Kafes, MAI, CRE                            John F. Brengelman
Managing Director                                   Senior Vice President
New York, NY

March 13, 1995